UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO SCHEDULE 14C
Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934 (Amendment No. 1)

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☒ Preliminary Information Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))
☐ Definitive Information Statement

MONEYLOGIX GROUP, INC.
(Name of Registrant As Specified In Charter)

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MONEYLOGIX GROUP, INC.
61 Bowan Court, Toronto, Ontario, Canada M2K 3A7

INFORMATION STATEMENT
(Preliminary)

January 24, 2011

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To the Holders of Common Stock of Moneylogix Group, Inc.:

On or about December 30, 2008, Moneylogix Group Inc., (the “Company”) went into default with the Secretary of State for the State of Nevada due to the resignation of and failure to reappoint its registered agent. Pursuant to Nevada General Corporation Law (“NGCL”) 78.175, a Company that defaults with the Secretary of State for the State of Nevada forfeits its right to transact business. On or about September 9, 2010 the Company appointed CSC Services of Nevada, Inc., as its registered agent and was reinstated with the state of Nevada. As a result, pursuant to NGCL 78.180 the Secretary of State reinstated the Company and restored its right to carry on business in the state, and to exercise its corporate privileges and immunities. The Secretary of State for the State of Nevada interprets NGCL 78.180 to restore upon reinstatement any and all transactions consummated while the Company had forfeited its right to transact business. On June 28, 2010, the board of directors and majority shareholders approved the following transaction:

On June 30, 2010 we entered into a share exchange agreement (the “Exchange Agreement”), by and among Moneylogix Group Inc., a Nevada Corporation (“we,” “Moneylogix,” “MLXG” or the “Company”), Panacea Global, Inc., a Delaware Corporation (“Global”), and the shareholders of Global (the “Global Shareholders”).  The partial closing of the transaction (the “Partial Closing”) took place on June 30, 2010 (the “Partial Closing Date”). On the Partial Closing Date, pursuant to the terms of the Exchange Agreement, we acquired 100% of the outstanding shares of Global (the “Global Shares”) from the Global Shareholders, and the Global Shareholders transferred and contributed 100% of the Global Shares to us. In exchange, we issued to the Global Shareholders, their designees or assigns, in reliance on the exemption under Section 4(2) of the Securities Act of 1933 as amended, approximately 39,300,000 shares (the “Exchange Shares”) representing approximately 72.96% of our common stock issued and outstanding after the Partial Closing (the “Share Exchange”). Pursuant to the Exchange Agreement, Global became our wholly-owned subsidiary. On September 29, 2010, our directors and shareholders approved the Exchange Agreement and the transactions contemplated thereunder. A copy of the Exchange Agreement is included as Exhibit 2.1 to the Current Report on Form 8-K filed on July 8, 2010.

In connection with a Licensing Agreement entered into by Panacea Global and Panacea Pharmaceuticals (“Pharma”) on March 24, 2010, the Company and Pharma contemplated the Exchange Agreement previously filed on July 8, 2010 with the Securities and Exchange Commission as an exhibit to the Form 8K.  The Licensing Agreement is to provide the Company with the rights to develop, use, and market Pharma’s cancer diagnostic technologies.  In exchange, Pharma would receive certain shares of the Company and certain licensing fees. At this time, the Company and Pharma are negotiating the Exchange Agreement and have not fully closed on this part of the transaction (the “Exchange Agreement Transaction”). As a result certain shares of the Company under the Exchange Agreement have been reserved for Pharma and are expected to be issued upon closing of the Exchange Agreement Transaction. Please refer to the information table under the Security Ownership of Certain Beneficial Owners and Management herein for a more detailed description.

In addition, pursuant to the Exchange Agreement, Gary Cilevitz and Alex Haditaghi resigned as the directors of the Company and Moshiri Mahmood and Binnay Sethi were appointed as the new directors of the Company upon effectiveness of the information statement required by Rule 14f-1 promulgated under the Exchange Act of 1934 (the “Exchange Act”). Additionally, Gary Cilevitz and Alex Haditaghi resigned as our officers and Moshiri Mahmood and Binnay Sethi were appointed as our new officers, effective immediately at the Closing.

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the stockholders of our common stock, par value $0.001 per share (the “common Stock”), a Nevada corporation,  to notify such stockholders that we have received written consent of five (5) majority stockholders holding 46,500,000 shares of our common stock and the voting rights equivalent to 86.32% of the outstanding shares of our common stock authorizing the amendment to our Certificate of Incorporation to change our company name from Moneylogix Group, Inc., to Panacea Global, Inc (the “Name Change”).

On December 7, 2010, our board of directors approved the Name Change subject to stockholder approval. In addition, the majority stockholders approved the Name Change by written consent in lieu of a special meeting on December 7, 2010, in accordance with the NGCL.

Pursuant to NGCL, and our Certificate of Incorporation and By-Laws, the action to change our corporate name may be taken by the written consent of the majority stockholder in lieu of a special meeting. Accordingly, the Name Change by our board of directors and written consent of our majority stockholder are sufficient under the NGCL, our Certificate of Incorporation, and our by-laws (the “By-Laws”). Accordingly, your consent is not required, and is not being solicited in connection with the approval of the Action.

Pursuant to Rule 14c-2 under the Exchange Act, the Action will not be implemented until at least twenty (20) calendar days after the mailing of the Definitive Information Statement to our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

We expect to first mail this Information Statement to stockholders on or about February 4, 2011.

January 24, 2011

By Order of the Board of Directors of Moneylogix Group, Inc.

By:	/s/ Sethi Binnay
Chief Executive Officer
Sethi Binnay

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our board of directors (the “Board”) believes that our stockholders will benefit from our change of corporate name to Panacea Global, Inc.  On June 30, 2010, we entered into a share exchange (the “Share Exchange Agreement”) with Panacea and the shareholders of Panacea. As a result of the consummation of the Share Exchange, Panacea became our wholly-owned subsidiary, and we will operate our business through Panacea Global, Inc.

We specialize in providing early detection cancer tests. It is our Board’s opinion that the new corporate name Panacea Global, Inc., can effectively reflect our current business operations and will better position us to gain financing in the future in order to grow our business and provide our stockholders with the greatest potential return in their investment.

Our Board approved the change of corporate name on September 29, 2010, and our stockholder holding a majority of our outstanding voting capital stock approved the Name Change on September 29, 2010.

GENERAL INFORMATION

This Information Statement is being mailed or otherwise furnished to our stockholders by the Board to notify them of our Name Change.  In addition, this information statement shall notify our stockholders that the majority stockholders of our outstanding voting stock have approved the Name Change by written consent in lieu of a special meeting.

No Appraisal Rights

Under the Nevada General Corporation Law, dissenting shareholders will not have rights to appraisal in connection with the Name Change discussed in this Information Statement.

Proxies

No proxies are being solicited.

Information Statement Costs

The cost of delivering this Information Statement, including the preparation, assembly and mailing of the Information Statement, as well as the cost of forwarding this material to the beneficial owners of our capital stock will be borne by us. We may reimburse brokerage firms and others for expenses in forwarding Information Statement materials to the beneficial owners of our capital stock.

Householding of Information Statement

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” information statements. This means that only one copy of our information statement may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request to Moneylogix Group, Inc. Any stockholder who wants to receive separate copies of our Information Statement in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the above address.

Shareholders Entitled to Vote

As of January 24, 2011, approximately 89,363,586 shares of our common stock were issued, outstanding and reserved.   As of January 24, 2011, approximately 53,863,586 shares of our common stock were issued and outstanding. No other class of stock or other shares were outstanding as of that date.

Each share of our common stock is entitled to one vote on all matters submitted to the holders of our common stock for their approval. The consent of the holders of a majority of the outstanding shares of our common stock was necessary to authorize the Name Change.

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the holders of the majority of the outstanding voting capital stock of the Company.

AMENDMENT OF CERTIFICATE OF INCORPORATION TO CHANGE THE CORPORATE NAME

On December 7, 2010, our Board and our stockholders owning a majority of our voting securities approved a resolution authorizing us to amend the Certificate of Incorporation to change our corporate name to Panacea Global, Inc.  The Board believes that the name change better reflects the nature of our current and anticipated business operations due to the share exchange transaction dated June 30, 2010 by and among us and Panacea. Pursuant to the Share Exchange, we will operate our business through Panacea, a company specializing in providing early detection cancer tests through a licensing agreement with Panacea Pharmaceuticals, Inc. This name change will be effective 20 days following the mailing to stockholders of the notice provided by the Definitive Information Statement, or as soon thereafter as practicable.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by us are incorporated herein by reference:

1. Current Report on Form 8-K dated July 8, 2010; and 2. Quarterly Reports on Form 10-Q for the quarter ended March 31, 2010 and September 30, 2009.

OUTSTANDING VOTING SECURITIES

As of the date of the written consent by the stockholders holding a majority of our voting securities on January 24, 2011, approximately 89,363,586 shares of our common stock were issued, outstanding and reserved.   As of January 24, 2011, approximately 53,863,586 shares of our common stock were issued and outstanding. No other class of stock or other shares were outstanding as of that date. Each share of outstanding common stock is entitled to one vote on matters submitted for Stockholder approval.

On December 7, 2010 the holders of 46,500,000 issued and outstanding shares (or approximately 86.32% of the 53,863,586 shares of common stock then issued and outstanding) executed and delivered to us a written consent approving the Name Change. Pursuant to NGCL, unless otherwise provided in our Certificate of Incorporation, the written consent of a majority of the outstanding stock entitled to vote in lieu of a special meeting shall be sufficient for the approval of the Name Change.  Since the Name Change has been approved by the majority stockholders, no proxies are being solicited with this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding the Company’s common stock owned on January 24, 2011 by (i) each who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each who is known by the Company to have reserved shares, (iii) each director and officer, and (iv) all officers and directors as a group:

Name and Address of Beneficial Owner (1) or Reserved Shareholder (2)	Amount and Nature of Issued and Outstanding Shares Beneficially Owned	Percentage of Issued and Outstanding Shares	Amount and Nature of Reserved Shares	Percentage of Issued, Outstanding and Reserved Shares
Bowen Financial Advisory Group (1) STE 205 A- Saffrey Square, P.O. Box N9934 Nassau	8,500,000	15.78%	0	9.5%
Majid Haditaghi (1) 47 Ardmore Crescent, Richmond Hill, Ontario Canada L4B-3P6	8,200,000	15.22%	0	9.1%
Marciafor Holdings, Inc. (1) STE 205 A- Saffrey Square, P.O. Box N 9934 Nassau	8,000,000	14.85%	0	8.9%
Moshiri Mahmood (3) 88 Toporowski Ave Richmond Hill, Ontario Canada L4S 2V6	14,800,000	27.47%	0	16.7%
Masoud Ataei Nia (1) P.O.Box 117839 Dubai, UAE	7,000,000	12.99%	0	7.8%
Panacea Pharmaceuticals Inc., (2) 209 Perry Parkway, STE 13 Gaithersburg, MD 20877-2143	0	0%	35,500,000	39.7%
Sethi Binnay (3) 61 Bowan Court Toronto, Ontario Canada M2K 3A7	1,000,000	1.8%	0	1.1%
All Executive Officers and Directors as a group (2 persons)	15,800,000	29.33%	0	17.6%

(1)	Based upon 53,863,586 shares of common stock issued and outstanding as of January 24, 2011;
(2)
The transaction by and between the Company and Panacea Pharmaceuticals has not fully closed and thus these shares are reserved. Please refer to the Notice of Stockholder Action By Written Consent section of this Information Statement for a more detailed explanation; and

(3)	Mr. Mahmood and Mr. Binnay are our sole officers and directors as of July 8, 2010

DISSENTER’S RIGHTS OF APPRAISAL

The stockholders have no right under the Nevada General Corporation Law, Certificate of Incorporation consistent with above or By-Laws to dissent from any of the provisions adopted.

EFFECTIVE DATE OF NAME CHANGE

Pursuant to Rule 14c-2 under the Exchange Act, this Name Change shall not be effective until a date at least twenty (20) days after the date on which the Definitive Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on February 15, 2011 or as soon thereafter and is practicable.

By Order of the Board of Directors /s/ Binnay Sethi Binnay Sethi Chief Executive Officer & Director